Exhibit 99.1

Contact: Robert Lentz

(614) 439-6006

Shelby Yohn Elected Chief Financial Officer,

Treasurer and Assistant Secretary

COLUMBUS, Ohio (March 27, 2026) The Board of Directors of SCI Engineered Materials, Inc. (the “Company” or “SCI”) (OTCQB: SCIA) has elected Shelby Yohn as Chief Financial Officer, Treasurer and Assistant Secretary, effective April 2, 2026. She succeeds Gerald S. Blaskie who previously announced plans to retire following a 25-year career with the Company.

Ms. Yohn joined the Company in August 2024 as the Director of Accounting. Prior to joining SCI, she served as Corporate Group Controller for Sanoh America Inc., a subsidiary of Sanoh Industrial Co., Ltd. (Tokyo Stock Exchange: 6584.T) from 2014 to 2024. During her tenure at Sanoh America Inc., Ms. Yohn also served as Plant Controller and Financial Analyst.

She earned her Master of Professional Practices of Accounting and Bachelor of Science in Business Administration degrees from Ohio Northern University.

About SCI Engineered Materials, Inc.

SCI Engineered Materials is a global supplier and manufacturer of advanced materials for PVD thin film applications and works closely with end users and OEMs to develop innovative, customized solutions. Additional information is available at  www.sciengineeredmaterials.com or follow SCI Engineered Materials, Inc. at:

https://www.linkedin.com/company/sci-engineered-materials.-inc

https://www.facebook.com/sciengineeredmaterials/

https://x.com/SciMaterials